Exhibit 99.1

Paragon 28 Announces Preliminary Unaudited Revenue for Fourth Quarter and Full Year 2024

ENGLEWOOD, Colo. – January 13, 2025 (BUSINESS WIRE) – Paragon 28, Inc. (NYSE: FNA) (“Paragon 28” or “P28”), a leading medical device company exclusively focused on the foot and ankle orthopedic market, today announced a range of its preliminary unaudited net revenue for the fourth quarter and full year ended December 31, 2024.

Preliminary unaudited net revenue for the fourth quarter of 2024 is expected to be in a range of $71.5 to $71.8 million, representing reported growth of approximately 18.0% to 18.5% compared to the fourth quarter of 2023.

Preliminary unaudited net revenue for the full year of 2024 is expected to be in a range of $255.9 to $256.2 million, representing reported growth of approximately 18.2% to 18.4%, compared to the full year of 2023.

Our estimated unaudited financial results as of and for the fourth quarter and full fiscal year ended December 31, 2024, presented above are preliminary and are subject to the close of the quarter and year, completion of our quarter-end and year-end closing procedures and further financial review. Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information. Our actual results may differ from these estimates as a result of the completion of our quarter-end and year-end closing procedures, review adjustments and other developments that may arise between now and the time our financial results for the fourth quarter and year are finalized.

“2024 has been a transformative year for Paragon 28, marked by significant achievements in growth, innovation, and operational efficiency. Our efforts across the business have delivered tangible results this year, positioning us for sustainable, profitable growth in the future.” said Albert DaCosta, Chairman and CEO of Paragon 28, “Looking ahead to 2025, we are more excited than ever to build on this momentum and redefine what is possible in the foot and ankle market.”

About Paragon 28, Inc.

Based in Englewood, Colo., Paragon 28, is a leading medical device company exclusively focused on the foot and ankle orthopedic market and is dedicated to improving patient lives. From the onset, Paragon 28® has provided innovative orthopedic solutions, procedural approaches and instrumentation that cover a wide range of foot and ankle ailments including fracture fixation, forefoot, ankle, progressive collapsing foot deformity (PCFD) or flatfoot, charcot foot and orthobiologics. The company designs products with both the patient and surgeon in mind, with the goal of improving outcomes, reducing ailment recurrence and complication rates, and making the procedures simpler, consistent, and reproducible.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: Paragon 28’s potential to shape a better future for foot and ankle patients and its estimated ranges of net revenue for the fourth quarter and full-year of 2024. You are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are only predictions based on our current expectations, estimates, and assumptions, valid only as of the date they are made, and subject to risks and uncertainties, some of which we are not currently aware. Forward-looking statements should not be read as a guarantee of future performance or results and may not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward-looking statements are based on Paragon 28’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These risks and uncertainties are described more fully in the section titled “Risk Factors” in Paragon 28’s filings with the Securities and Exchange Commission (the “SEC”), including Paragon 28’s annual report on Form 10-K filed with the SEC on March 2, 2024. Paragon 28 does not undertake any obligation to update forward-looking statements and expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein. These forward-looking statements should not be relied upon as representing Paragon 28’s views as of any date subsequent to the date of this press release. Paragon 28’s preliminary unaudited estimated revenue for the quarter ended December 31, 2024 and the year ended December 31, 2024 are not necessarily indicative of our operating results for any future periods.

Investor Contact:

Matthew Brinckman

Senior Vice President, Strategy, and Investor Relations

Phone: (741) 336-0435

mbrinckman@paragon28.com